Exhibit 5.1

Museum Tower, 4 Berkowitz St. Tel Aviv 64238, Israel
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Tel Aviv, May 5th, 2009 Ref: C-296-0

Ceragon Networks Ltd.
24 Raoul Wallenberg Street,
Tel Aviv 69719
Israel

Re: Ceragon Networks Ltd. – Registration Statement on Form S-8 for the Registration of an Aggregate of 1,450,000 Ordinary Shares authorized for issuance under the Ceragon Networks Ltd. 2003 Option Plan

Ladies and Gentlemen:

We refer to the registration statement of form S-8 (the “Registration Statement”), filed by Ceragon Networks Ltd., an Israeli Company (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 1,450,000 of the Company’s Ordinary Shares, nominal value NIS 0.01 each (the “Shares”), authorized for issuance under the Company’s 2003 Option Plan (the “2003 Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8.

In our capacity as the Company’s Israeli counsel in connection with the preparation and filing of the Registration Statement, we have examined the Company’s Articles, the 2003 Plan (as amended), and protocols of meetings of the board of directors of the Company and its shareholders with respect to the 2003 Plan and other documents we have considered necessary or appropriate for the purpose of this opinion, which were presented to us by the Company. We have assumed that the Company presented to us all such protocols and documents relating to or having any bearing on the 2003 Plan.

In connection with the authorization, issuance and sale of the Shares pursuant to the 2003 Plan, and for purposes of this opinion, we have assumed, without having conducted any independent investigation or verification, that, the documents we examined are in full force and effect and have not been amended or otherwise modified and that all actions, resolutions, documents and other instruments required under the 2003 Plan and all related documents have been and shall be, with regard to future actions, duly and validly taken by the Company and authorized by all relevant persons and entities and have been or shall be duly, validly and timely completed in the manner required both with regard to their adoption procedures and to their contents. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

We are members of the Israeli Bar and we are opining herein as to the effect on the subject matter only of the internal laws of the State of Israel, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing, we are of the opinion that, if, as and when the Shares shall have been paid for and issued in accordance with all the terms and conditions of the 2003 Plan and all applicable laws, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise the Company of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the 2003 Plan or the Shares.

Very truly yours, /s/ Shibolet & Co. Advocates and Notaries

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